Exhibit 99.1

Praxair Reports Third-Quarter 2014 Results

  Sales of $3.1 billion, 4% above prior-year quarter
  Record EPS of $1.62, up 7% versus prior-year quarter*
  Operating and EBITDA* margins grew to 22.6% and 32.5%, respectively
  Cash flow from operations strong at 23% of sales
  $1.9 billion project backlog
  EPS guidance: 2014 full-year $6.23 to $6.30 and 4Q14 $1.53 to $1.60*

DANBURY, Conn.--(BUSINESS WIRE)--October 29, 2014--Praxair, Inc. (NYSE:PX) reported third-quarter net income of $477 million and diluted earnings per share of $1.62, 6% and 7% above the prior year, respectively.*

Sales in the third quarter were $3,144 million, 4% above the prior year. Organic sales grew 5% from higher volumes, including new project start-ups, in North America, South America and Asia, and higher price across all operating segments. By end-market, sales growth was strongest for manufacturing, food and beverage, healthcare and metals customers.

Operating profit in the third quarter was $711 million, 5% above the prior year. Excluding negative currency translation impacts, operating profit rose 6%, primarily driven by higher pricing and productivity gains. Operating profit as a percentage of sales grew to 22.6% and the EBITDA margin grew to 32.5%.*

Third-quarter cash flow from operations was $713 million and funded capital expenditures of $430 million, primarily for new production plants under long-term contracts with customers. The company paid dividends of $189 million and repurchased $100 million of stock, net of issuances. The after-tax return on capital and return on equity for the quarter were 12.6% and 28.2%, respectively.*

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair achieved record earnings per share and again delivered a solid quarter with operating profit growth outpacing sales growth, despite continued slower growth in most emerging markets. Operating margin grew to 22.6%, due to our employees’ relentless focus on margin expansion through productivity and price improvements greater than cost inflation. Cash flow generation remained strong with operating cash flow at 23% of sales.

“Volume growth was mixed. In North America, our U.S. and Canadian businesses grew quite well, while sales to energy-related customers in Mexico remained weak. European volumes grew modestly across most countries. Asia experienced slowing volume growth in China, while India volumes were strong. Praxair Brazil delivered growth in a negative industrial production environment driven by new applications and growth in healthcare and food and beverage end-markets.

“During the fourth quarter, we are expecting similar underlying business trends and currency headwinds from the recent devaluation of many of our major currencies. Despite these challenges, we will remain focused on operational excellence to ensure we grow free cash flow and earnings per share for our shareholders.”

For the fourth quarter of 2014, Praxair expects diluted earnings per share in the range of $1.53 to $1.60.*

For the full year of 2014, Praxair expects sales in the range of $12.3 billion to $12.4 billion. The company expects diluted earnings per share to be in the range of $6.23 to $6.30, 5% to 6%* above the prior year. This year-over-year growth rate reflects approximately 3% negative foreign currency translation impact. Full-year capital expenditures are expected to be about $1.7 billion, and the effective tax rate is forecasted to remain at about 28%.

Following is additional detail on third-quarter 2014 results by segment.

In North America, third-quarter sales were $1,639 million, 3% above the prior-year quarter and up 4% excluding negative currency translation impacts. Organic sales growth of 2% was driven primarily by higher pricing and increased sales to the manufacturing, metals, food and beverage and healthcare end-markets. Higher sales to energy customers in the U.S. and Canada were mostly offset by weaker energy sales in Mexico. Acquisitions contributed 1% growth, primarily U.S. packaged gas distributors. Operating profit of $416 million grew 2% from the prior year due to higher pricing and ongoing productivity initiatives.

In Europe, third-quarter sales were $385 million, consistent with the third quarter of 2013. Organic sales growth of 2% came from higher volumes in most major countries and higher pricing. Operating profit of $71 million increased 11% versus the prior-year quarter, and was driven by higher volumes, pricing and net density and efficiency gains from the divestiture of France and acquisition in Italy.

In South America, third-quarter sales were $523 million. Sales grew 8% from the prior-year quarter excluding a 2% negative currency impact, due to higher overall pricing and modestly higher volumes primarily driven by food and beverage, healthcare and manufacturing end-markets. Operating profit was $118 million, up 5% excluding currency effects, due primarily to higher pricing which more than offset cost inflation.

Sales in Asia were $426 million in the quarter, up 11% from the prior year driven by higher pricing and volume growth. Sales growth came primarily from manufacturing and metals customers, including new plant start-ups. Operating profit was $75 million, 12% above the prior-year quarter due primarily to higher price, higher volumes and productivity initiatives.

Praxair Surface Technologies had third-quarter sales of $171 million, as compared to $160 million in the prior-year period. Organic sales increased 3% primarily from higher sales to energy and aerospace customers and higher price. Operating profit was $31 million, as compared to $27 million in the prior year, due primarily to higher volumes and price.

About Praxair

Praxair, Inc., a Fortune 250 company with 2013 sales of $12 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

*See attachments for calculations of non-GAAP measures. Fourth-quarter guidance excludes a potential pension settlement charge.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, Non-GAAP Reconciliations and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s third-quarter results is being held this morning, October 29, at 11:00 am Eastern Daylight Time. The number is (857) 244-7554 -- Passcode: 71496597. The call also is available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2014	2013	2014	2013

SALES	$3,144	$3,013	$9,283	$8,915
Cost of sales	1,780	1,697	5,273	5,045
Selling, general and administrative	327	336	988	1,017
Depreciation and amortization	301	281	879	822
Research and development	25	24	72	72
Venezuela currency devaluation and other charges	-	9	-	32
Other income (expense) - net	-	4	12	8
OPERATING PROFIT	711	670	2,083	1,935
Interest expense - net	45	41	134	122
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	666	629	1,949	1,813
Income taxes	187	175	546	513
INCOME BEFORE EQUITY INVESTMENTS	479	454	1,403	1,300
Income from equity investments	11	8	30	29
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	490	462	1,433	1,329
Less: noncontrolling interests	(13)	(17)	(41)	(48)
NET INCOME - PRAXAIR, INC.	$477	$445	$1,392	$1,281

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.63	$1.51	$4.75	$4.33

Diluted earnings per share	$1.62	$1.49	$4.70	$4.28

Cash dividends	$0.65	$0.60	$1.95	$1.80

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	292,170	295,124	293,103	295,799
Diluted shares outstanding (000's)	295,239	298,357	296,240	299,077

Note: See page 9 for a reconciliation to 2013 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$168	$138
Accounts receivable - net	1,959	1,892
Inventories	545	506
Prepaid and other current assets	386	380
TOTAL CURRENT ASSETS	3,058	2,916

Property, plant and equipment - net	12,268	12,278
Goodwill	3,189	3,194
Other intangibles - net	610	596
Other long-term assets	1,259	1,271
TOTAL ASSETS	$20,384	$20,255
LIABILITIES AND EQUITY
Accounts payable	$864	$921
Short-term debt	619	782
Current portion of long-term debt	413	3
Other current liabilities	1,064	958
TOTAL CURRENT LIABILITIES	2,960	2,664
Long-term debt	8,089	8,026
Other long-term liabilities	2,205	2,255
TOTAL LIABILITIES	13,254	12,945

REDEEMABLE NONCONTROLLING INTERESTS	190	307

EQUITY
Praxair, Inc. shareholders' equity	6,552	6,609
Noncontrolling interests	388	394
TOTAL EQUITY	6,940	7,003
TOTAL LIABILITIES AND EQUITY	$20,384	$20,255

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2014	2013	2014	2013
OPERATIONS
Net income - Praxair, Inc.	$477	$445	$1,392	$1,281
Noncontrolling interests	13	17	41	48
Net income (including noncontrolling interests)	490	462	1,433	1,329

Adjustments to reconcile net income to net cash provided by operating activities:
Venezuela currency devaluation and other charges	-	-	-	23
Depreciation and amortization	301	281	879	822
Accounts receivable	25	25	(144)	(139)
Inventory	(19)	(36)	(52)	(63)
Payables and accruals	29	24	(3)	18
Pension contributions	(1)	(5)	(14)	(48)
Deferred income taxes and other	(112)	153	(3)	11
Net cash provided by operating activities	713	904	2,096	1,953
INVESTING
Capital expenditures	(430)	(516)	(1,207)	(1,504)
Acquisitions, net of cash acquired	(21)	(42)	(191)	(1,311)
Divestitures and asset sales	15	27	86	65
Net cash used for investing activities	(436)	(531)	(1,312)	(2,750)

FINANCING
Debt increase (decrease) - net	30	(85)	394	1,670
Issuances of common stock	16	32	85	108
Purchases of common stock	(116)	(113)	(562)	(458)
Cash dividends - Praxair, Inc. shareholders	(189)	(176)	(570)	(531)
Excess tax benefit on stock option exercises	4	7	28	31
Noncontrolling interest transactions and other	(12)	(7)	(123)	(24)
Net cash provided by (used for) financing activities	(267)	(342)	(748)	796

Effect of exchange rate changes on cash and cash equivalents	(15)	1	(6)	(22)

Change in cash and cash equivalents	(5)	32	30	(23)
Cash and cash equivalents, beginning-of-period	173	102	138	157

Cash and cash equivalents, end-of-period	$168	$134	$168	$134

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2014	2013	2014	2013
SALES
North America	$1,639	$1,588	$4,847	$4,597
Europe	385	386	1,190	1,138
South America	523	494	1,520	1,561
Asia	426	385	1,212	1,131
Surface Technologies	171	160	514	488
Total sales	$3,144	$3,013	$9,283	$8,915

OPERATING PROFIT
North America	$416	$406	$1,192	$1,145
Europe	71	64	228	195
South America	118	115	344	352
Asia	75	67	226	191
Surface Technologies	31	27	93	84
Segment operating profit	711	679	2,083	1,967
Venezuela currency devaluation and other charges	-	(9)	-	(32)
Total operating profit	$711	$670	$2,083	$1,935

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2014			2013
	Q3	Q2	Q1	Q4 (b)	Q3 (b)	Q2	Q1 (b)
FROM THE INCOME STATEMENT
Sales	$3,144	$3,113	$3,026	$3,010	$3,013	$3,014	$2,888
Cost of sales	1,780	1,767	1,726	1,699	1,697	1,710	1,638
Selling, general and administrative	327	335	326	332	336	344	337
Depreciation and amortization	301	293	285	287	281	275	266
Research and development	25	24	23	26	24	24	24
Venezuela currency devaluation and other charges	-	-	-	-	9	-	23
Other income (expenses) - net	-	3	9	24	4	4	-
Operating profit	711	697	675	690	670	665	600
Interest expense - net	45	43	46	56	41	41	40
Income taxes	187	183	176	136	175	174	164
Income from equity investments	11	10	9	9	8	11	10
Net income (including noncontrolling interests)	490	481	462	507	462	461	406
Less: noncontrolling interests	(13)	(14)	(14)	(33)	(17)	(16)	(15)
Net income - Praxair, Inc.	$477	$467	$448	$474	$445	$445	$391

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.62	$1.58	$1.51	$1.59	$1.49	$1.49	$1.30
Cash dividends per share	$0.65	$0.65	$0.65	$0.60	$0.60	$0.60	$0.60
Diluted weighted average shares outstanding (000's)	295,239	295,976	297,253	298,225	298,357	298,654	299,700

FROM THE BALANCE SHEET
Net debt (a)	$8,953	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563
Capital (a)	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344
Debt-to-capital ratio (a)	55.7%	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$713	$847	$536	$964	$904	$577	$472
Capital expenditures	430	384	393	516	516	522	466
Acquisitions	21	46	124	12	42	171	1,098
Cash dividends	189	190	191	177	176	177	178

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.6%	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.2%	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%
Adjusted EBITDA (a)	$1,023	$1,000	$969	$986	$968	$951	$899
Adjusted EBITDA margin (a)	32.5%	32.1%	32.0%	32.8%	32.1%	31.6%	31.1%
Debt-to-adjusted EBITDA ratio (a)	2.2	2.3	2.3	2.2	2.2	2.1	2.1
Number of employees	27,626	27,735	27,578	27,560	27,794	28,878	27,380

SEGMENT DATA
SALES
North America	$1,639	$1,628	$1,580	$1,567	$1,588	$1,552	$1,457
Europe	385	408	397	404	386	382	370
South America	523	509	488	481	494	536	531
Asia	426	394	392	394	385	379	367
Surface Technologies	171	174	169	164	160	165	163
Total sales	$3,144	$3,113	$3,026	$3,010	$3,013	$3,014	$2,888
OPERATING PROFIT
North America	$416	$398	$378	$393	$406	$381	$358
Europe	71	78	79	75	64	69	62
South America	118	113	113	115	115	123	114
Asia	75	76	75	80	67	61	63
Surface Technologies	31	32	30	27	27	31	26
Segment operating profit	711	697	675	690	679	665	623
Venezuela currency devaluation and other charges	-	-	-	-	(9)	-	(23)
Total operating profit	$711	$697	$675	$690	$670	$665	$600

(a)	Non-GAAP measure, see Appendix.

(b)	2013 includes: (i) a charge of $18 million ($12 million after-tax, or $0.04 per diluted share) related to a bond redemption and an income tax benefit of $40 million ($24 million after non-controlling interests, or $0.08 per diluted share) related to the realignment of Praxair's Italian legal structure, both recorded during the fourth quarter; (ii) a charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement in the third quarter; and (iii) a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation in the first quarter.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts in 2013 are non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(Millions of dollars, except per share amounts)
					Net Income -
	Operating Profit		Income Taxes		Praxair, Inc.		Diluted EPS
	2014	2013	2014	2013	2014	2013	2014	2013

Quarter Ended September 30,
Reported GAAP Amounts	$711	$670	$187	$175	$477	$445	$1.62	$1.49
Non-GAAP adjustment:
Pension settlement charge (a)	-	9	-	3	-	6	-	0.02
Adjusted amounts	$711	$679	$187	$178	$477	$451	$1.62	$1.51

Year to Date September 30,
Reported GAAP amounts	$2,083	$1,935	$546	$513	$1,392	$1,281	$4.70	$4.28
Non-GAAP adjustments:
Pension settlement charge (a)	-	9	-	3	-	6	-	0.02
Venezuela currency devaluation (b)	-	23	-	-	-	23	-	0.08
Adjusted amounts	$2,083	$1,967	$546	$516	$1,392	$1,310	$4.70	$4.38

(a)	Pension settlement charge was recorded in the 2013 third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan to a number of recently retired senior managers.
(b)	Charge in the first quarter of 2013 related to the Venezuela currency devaluation.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2013 fourth quarter bond redemption and the income tax benefit related to the realignment of Praxair's Italian legal structure, the 2013 third quarter pension settlement, the 2013 first quarter loss on Venezuela currency devaluation, and the 2012 third quarter cost reduction program, pension settlement charge, and an income tax benefit.

	2014			2013				2012
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,121	$9,165	$9,270	$8,811	$9,026	$9,106	$8,676	$7,362	$7,136	$6,995	$6,856
Less: cash and cash equivalents	(168)	(173)	(144)	(138)	(134)	(102)	(113)	(157)	(108)	(104)	(107)
Net debt	8,953	8,992	9,126	8,673	8,892	9,004	8,563	7,205	7,028	6,891	6,749
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	190	194	195	307	290	259	255	252	243	232	232
Praxair, Inc. shareholders' equity	6,552	6,911	6,600	6,609	6,210	5,928	6,169	6,064	6,015	5,615	5,940
Noncontrolling interests	388	395	398	394	365	357	357	357	331	279	327
Total equity and redeemable noncontrolling interests	7,130	7,500	7,193	7,310	6,865	6,544	6,781	6,673	6,589	6,126	6,499
Capital	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248

Debt-to-capital	55.7%	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$711	$697	$675	$690	$679	$665	$623	$616	$623	$636	$627
Less: adjusted income taxes (a)	(187)	(183)	(176)	(182)	(178)	(174)	(164)	(162)	(164)	(169)	(165)
Less: tax benefit on adjusted interest expense (a)	(13)	(12)	(13)	(11)	(11)	(11)	(11)	(10)	(10)	(9)	(10)
Add: income from equity investments	11	10	9	9	8	11	10	9	8	10	7
Adjusted net operating profit after-tax (NOPAT)	$522	$512	$495	$506	$498	$491	$458	$453	$457	$468	$459
4-quarter trailing adjusted NOPAT	$2,035	$2,011	$1,990	$1,953	$1,900	$1,859	$1,836

Ending capital (see above)	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248
5-quarter average ending capital	$16,127	$16,020	$15,790	$15,302	$14,829	$14,281	$13,821

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.6%	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$477	$467	$448	$462	$451	$445	$414	$414	$419	$429	$419
4-quarter trailing adjusted net income - Praxair, Inc.	$1,854	$1,828	$1,806	$1,772	$1,724	$1,692	$1,676

Ending Praxair, Inc. shareholders' equity	$6,552	$6,911	$6,600	$6,609	$6,210	$5,928	$6,169	$6,064	$6,015	$5,615	$5,940
5-quarter average Praxair shareholders' equity	$6,576	$6,452	$6,303	$6,196	$6,077	$5,958	$5,961

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.2%	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company's ability to meet its financial obligations.

Adjusted net income - Praxair, Inc. (a)	$477	$467	$448	$462	$451	$445	$414	$414	$419	$429	$419
Add: adjusted noncontrolling interests (a)	13	14	14	17	17	16	15	14	12	15	13
Add: adjusted interest expense - net (a)	45	43	46	38	41	41	40	35	36	33	37
Add: adjusted income taxes (a)	187	183	176	182	178	174	164	162	164	169	165
Add: depreciation and amortization	301	293	285	287	281	275	266	254	248	247	252
Adjusted EBITDA	$1,023	$1,000	$969	$986	$968	$951	$899	$879	$879	$893	$886

Reported sales	3,144	3,113	3,026	3,010	3,013	3,014	2,888	2,799	2,774	2,811	2,840
Adjusted EBITDA margin	32.5%	32.1%	32.0%	32.8%	32.1%	31.6%	31.1%	31.4%	31.7%	31.8%	31.2%

Ending net debt (see above)	$8,953	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749
5-quarter average net debt	$8,927	$8,937	$8,852	$8,467	$8,138	$7,738	$7,287
4-quarter trailing adjusted EBITDA	$3,978	$3,923	$3,874	$3,804	$3,697	$3,608	$3,550

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.2	2.3	2.3	2.2	2.2	2.1	2.1

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2014 as compared to 2013 Adjusted Diluted EPS. Third quarter 2014 amounts have been included for reference purposes and to facilitate the calculations contained herein.

	Third Quarter	Year	Fourth Quarter	Third Quarter	First Quarter	Third Quarter
	2014	2013	2013	2013	2013	2012
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$711	$2,625	$690	$670	$600	$558
Add: Pension settlement charge	-	9	-	9	-	9
Add: Venezuela currency devaluation	-	23	-	-	23	-
Add: Cost reduction program	-	-	-	-	-	56
Total adjustments	-	32	-	9	23	65
Adjusted operating profit	$711	$2,657	$690	$679	$623	$623

Reported percentage change	6%
Adjusted percentage change	5%

Reported sales	$3,144	$11,925	$3,010	$3,013	$2,888	$2,774
Adjusted operating profit margin	22.6%	22.3%	22.9%	22.5%	21.6%	22.5%

Adjusted Interest Expense - net
Reported interest expense - net	$45	$178	$56	$41	$40	$36
Less: Bond redemption	-	(18)	(18)	-	-	-
Adjusted interest expense - net	$45	$160	$38	$41	$40	$36

Adjusted Income Taxes
Reported income taxes	$187	$649	$136	$175	$164	$90
Add: Bond redemption	-	6	6	-	-	-
Add: Income tax benefit	-	40	40	-	-	55
Add: Pension settlement charge	-	3	-	3	-	3
Add: Cost reduction program	-	-	-	-	-	16
Total adjustments	-	49	46	3	-	74
Adjusted income taxes	$187	$698	$182	$178	$164	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$666	$2,447	$634	$629	$560	$522
Add: Bond redemption	-	18	18	-	-	-
Add: Pension settlement charge	-	9	-	9	-	9
Add: Venezuela currency devaluation	-	23	-	-	23	-
Add: Cost reduction program	-	-	-	-	-	56
Total adjustments	-	50	18	9	23	65
Adjusted income before income taxes and equity investments	$666	$2,497	$652	$638	$583	$587

Adjusted income taxes (above)	$187	$698	$182	$178	$164	$164
Adjusted effective tax rate	28%	28%	28%	28%	28%	28%

Adjusted Noncontrolling interests
Reported noncontrolling interests	$(13)	$81	$33	$17	$15	$10
Less: Income tax benefit	-	(16)	(16)	-	-	-
Add: Cost reduction program	-	-	-	-	-	2
Total adjustments	-	(16)	(16)	-	-	2
Adjusted noncontrolling interests	$(13)	$65	$17	$17	$15	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$477	$1,755	$474	$445	$391	$430
Add: Bond redemption	-	12	12	-	-	-
Less: Income tax benefit	-	(24)	(24)	-	-	(55)
Add: Pension settlement charge	-	6	-	6	-	6
Add: Venezuela currency devaluation	-	23	-	-	23	-
Add: Cost reduction program	-	-	-	-	-	38
Total adjustments	-	17	(12)	6	23	(11)
Adjusted net income - Praxair, Inc.	$477	$1,772	$462	$451	$414	$419

Reported percentage change	7%
Adjusted percentage change	6%

Adjusted Diluted EPS
Reported diluted EPS	$1.62	$5.87	$1.59	$1.49	$1.30	$1.43
Add: Bond redemption	-	0.04	0.04	-	-	-
Less: Income tax benefit	-	(0.08)	(0.08)	-	-	(0.18)
Add: Pension settlement charge	-	0.02	-	0.02	-	0.02
Add: Venezuela currency devaluation	-	0.08	-	-	0.08	-
Add: Cost reduction program	-	-	-	-	-	0.12
Total adjustments	-	0.06	(0.04)	0.02	0.08	(0.04)
Adjusted diluted EPS	$1.62	$5.93	$1.55	$1.51	$1.38	$1.39

Reported percentage change	9%
Adjusted percentage change	7%

Full-Year 2014 Diluted EPS Guidance
		Full Year 2014
		Low End	High End

Diluted EPS guidance		$6.23	$6.30

2013 adjusted diluted EPS (see above)		$5.93	$5.93

Percentage change		5%	6%

CONTACT:
Praxair, Inc.
Media:
Jason Stewart, 203-837-2448
jason_stewart@praxair.com
or
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com